AMENDMENT TO
                          COPENHAGEN PROJECT AGREEMENT

           WHEREAS, Hydra-Co Enterprises, Inc., a New York corporation ("HCE"), and Hydro Development Group Inc., a New York corporation ("HDG"), entered into the Copenhagen Project Agreement dated as of November 18, 1982 (as amended through the date hereof, the "Partnership Agreement"), pursuant to which Copenhagen Associates, a New York general partnership (the "Partnership"), was created.

           WHEREAS, HCE transferred a .1% economic interest in the Partnership to IPP Investment Partnership, a Michigan general partnership ("IPP");

           WHEREAS, pursuant to the Purchase and Option Agreement, dated as of May 25, 1999 (the "Purchase Agreement"), by and among HCE, IPP, CHI-Black River, Inc., a Delaware corporation ("Black River") and CHI-Dexter, Inc., a Delaware corporation ("Dexter"), HCE granted Dexter an option to purchase HCE's Interests in the Partnership, either in their entirety or initially by transfer to Dexter 100% of HCE's Economic Interests and 98% of HCE's Voting Interests (each as defined below), thereby leaving HCE with only the Residual Interest (as defined below). For the purposes hereof, (a) the "Voting Interests" shall consist of a Partner's rights to act as a general partner in the management or administration of the Partnership, the rights to inspect the books of the Partnership, and the obligations of a general partner for the liabilities of the Partnership, (b) the "Economic Interests" shall consist of a Partner's rights to distributions, allocations of profits and losses, and capital accounts, and all other rights pertaining to Partnership Interests, other than those which constitute Voting Interests, and (c) the "Residual Interest" shall consist of a 1% Voting Interest in the Partnership;

           WHEREAS, pursuant to the Purchase Agreement, IPP granted Dexter an option to purchase 100% of IPP's interests in the Partnership;

           WHEREAS, Dexter has exercised its options as to all but the Residual Interest;

           NOW THEREFORE, the parties agree as follows:

           1. Dexter is hereby admitted as a general partner of the Partnership with a 49% Voting Interest and a 50% Economic Interest, succeeding to all partnership interests and capital accounts of HCE other than the Residual Interest. HDG hereby consents to such admission and succession.

           2. Dexter hereby becomes a party to the Partnership Agreement and assumes all obligations thereunder which accrue on and after the date this amendment becomes effective.

           3. The Partnership Agreement is hereby amended to require a vote of not less than a majority in interest of all Voting Interests for all matters which (a) the Partnership Agreement


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

requires consent of both Partners or permits either Partner to act unilaterally or (b) applicable law requires consent of both Partners unless varied by agreement; in no event shall unanimous approval be required as to any matter. Without limitation,

           (i)        Section 9(a) is amended to read as follows:

                      " (a) Management Rights. HDG shall manage the Partnership business as "Managing Partner". Except as provided in subsection (d) below, HCE shall have no rights to manage the Partnership business or to bind the Partnership."

           (ii) Subsections (d) through (f) of Section 9 are amended to read as follows:

                     " (d) Consent Required. Without the consent of the holders of 51% of the Voting Interests, the Managing Partner shall not, on behalf of the Partnership, borrow or lend money; or make, deliver, or accept any commercial paper; or execute any mortgage, security agreement, bond, or lease; or purchase or contract to purchase; sell or contract to sell any property for or of the Partnership, other than the type of property bought and sold in the regular course of its business; assign, mortgage, grant a security interest in, or sell its share in the Partnership or in the capital assets or property, or enter into any agreement as a result of which any person shall become interested in it in the Partnership, or do any act detrimental to the best interests of the Partnership or which would make it impossible to carry on the ordinary business of the Partnership."

                      " (e) Bank Accounts. All funds of the Partnership shall be deposited or invested in its name in such accounts as may be designated by the Managing Partner. All withdrawals from such accounts shall be made upon such signatures and utilize such procedures as may be determined by the Managing Partner."

                      " (f) Accounting Records. The books of account of the Partnership shall be audited by an independent certified public accountant selected by the Managing Partner. The Partnership books shall be maintained at the principal office of the Partnership, and each Partner shall at all times have access to such books."

           (iii)      Sections 10(b) and 11 are amended to read as follows:

                      " (b) Termination. This Agreement may be terminated by vote of the Partners holding 75% of all Voting Interests upon ten days' notice if the Project shall be taken or condemned, in whole or in such part that its estimated annual generation is less than 7,000 MWh, by any competent authority and, after making a reasonable effort to do so, Associates is unable to remain in possession of the Project or if the Project or any part of the Project shall be damaged, destroyed, or ordered to be demolished by any public authority and Associates is unable to repair, rebuild, and restore the Project to substantially the same condition as it was immediately prior to such damage or destruction with all reasonable dispatch."


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


           "11. Miscellaneous.

           This agreement, as amended, contains the complete understanding of the Partners as to its subject matter. Any additions, deletions, or modifications to this Agreement are valid and binding between the Partners only if in writing, dated, and signed by Partners holding 75% of all Voting Interests. All notices shall be given in writing, addressed to the parties as first above written, as such addresses may be changed from time to time by notice."

           4. The Partnership Agreement is hereby amended to add thereto the definitions of terms as provided in the third "Whereas" clause of this Amendment.

           5. Except as amended hereby, the Partnership Agreement remains unchanged and is presently in full force and effect and binding upon the Partners.


Dated:____________, 1999

                              HYDRA-CO ENTERPRISES, INC.


                              By:
                                 ---------------------------------------
                              Its


                              CHI-DEXTER, INC.



                              By: /s/  Daniel S. Pease
                                 ---------------------------------------
                                    Daniel S. Pease, Senior Vice President


                              HYDRO DEVELOPMENT GROUP INC.



                              By: /s/  Daniel S. Pease
                                 ---------------------------------------
                                  Daniel S. Pease, Senior Vice President


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